Sun Life Insurance and Annuity Company of New York

SC 1215

One Sun Life Executive Park

Wellesley Hills, MA 02481

Application for: New Policy Reinstatement Change Policy No. ______________________________

TO BE COMPLETED BY THE LIFE INSURED

1. Name___________________________________________________________________________________________________

2. Within the past five years (or since the date of application for this policy, if more recent) have you:

a. Been examined or treated by, or consulted a physician or other practitioner? Yes No___

b. Had an electrocardiogram, x-ray or other diagnostic test? (Exclude HIV tests) Yes No___

c. Been treated or counseled for alcoholism or drug abuse? Yes No___

3. Are you aware of any symptom or complaint, regarding your health, for which you have not yet consulted a physician or received treatment? Yes No___
Give complete details of all "Yes" answers. Reason for examination: nature of symptoms, disease or injury	Dates, duration, treatment, surgery, results of tests, etc.	Names and addresses of physicians and medical facilities.

Attach additional paper, if necessary.

4. Will the insurance applied for replace any existing life insurance or annuity with this or any other Yes No company? If "Yes", give details. _ _

THESE ADDITIONAL QUESTIONS ARE FOR REINSTATEMENT OR CHANGE ONLY

5. a. Height: ______ft. _____In. c. Have you lost 10 lbs. or more in the past two years?

b. Weight: ________lbs. Yes No If "Yes", loss of _____lbs. Reason?__________________

6. a. Occupation Employer ___________________________________________________

Address_______________________________________________________________________________________

b. Are you actively at work on a full-time basis? Yes No If "No", describe.____________________________

c. Do you presently, or intend to, engage in any hazardous sporting activities? Yes No

If "Yes", describe.__________________________________________________________________________________

7. Have you flown as a pilot during the past two years or intend to do so? Yes No

If "Yes", complete an aviation form.____________________________________________________________________

8. Total life insurance in force on your life if this Application is approved: $______________________________________

9. Since the date of Application for this policy, has any application for, or reinstatement of,

life or health insurance been refused or accepted under special terms? Yes No

If "Yes", state company name and reason._______________________________________________________________

I/We understand and agree that the action requested in this Application will not become effective until approved by Sun Life and made a part of the above-numbered policy. This application is to be attached to and made part of the policy.

If there is a change in insurability between the time of this Application and Sun Life's approval, the action(s) requested will not be effective.

I/We declare that the above answers are full and true to the best of my/our knowledge and belief.

Applicant Sales Rep. Signed at Date ________

Life insured (if other than applicant) Sales Rep. Date___________

UND 14/18 - NY Certificate of Insurability Page 1 of 2 SLPC 3660a

Sun Life Insurance and Annuity Company of New York

SC 1215

One Sun Life Executive Park

Wellesley Hills, MA 02481

Application for: New Policy Reinstatement Change Policy No. _____________________________

Name_____________________________________________________________________________________________________

(To be answered by Sales Rep.)

Will the insurance applied for replace any existing life insurance or annuity with this or any Yes No other company? If "Yes", give details._____________________________________________________________________

Sales Rep. Date___________

AUTHORIZATION

I authorize any physician, hospital, or other medically related facility, insurance company, the Medical Information Bureau or other organization or person that has any records or knowledge of me or my health, to give such information to Sun Life Insurance and Annuity Company of New York or its reinsurers. A photocopy of this authorization shall be as valid as the original. Authorization is void after 30 months.

Date __________________________________Insured _______________________________________________________

Date __________________________________Sales Rep._____________________________________________________

UND14/18 - NY Certificate of Insurability Page 2 of 2 SLPC 3660a